UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2018 (May 18, 2018)

NANOPHASE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22333	36-3687863
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1319 Marquette Drive, Romeoville, Illinois 60446

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (630) 771-6700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 18, 2018, Solésence, LLC (“Solésence”), a wholly-owned subsidiary of Nanophase Technologies Corporation (the “Company”), executed an Amended and Restated Joint Development & Supply Agreement (the “2018 Amended Agreement”) with Colorescience Inc. (“Colorescience”), which agreement is effective as of May 15, 2018. The 2018 Amended Agreement provides for the development and supply of certain sunscreens and skincare products, preparations and formulations offering protection from one or more environmental effects (defined therein as the “Finished Products”), innovation and bridge solution actives and any future products developed under the agreement as mutually agreed by Solésence and Colorescience (“Next Gen Products”).

Development of the Finished Products described in the 2018 Amended Agreement initially began under the Joint Development & Supply Agreement, dated December 12, 2016, between Solésence and Colorescience (the “2016 Agreement”), a copy of which is filed, with confidential portions redacted, as Exhibit 10.1 hereto.  At the time the 2016 Agreement was entered into, the Company determined that the 2016 Agreement was not material to the Company. As product development progressed, the parties realized that several material changes to the 2016 Agreement were necessary.  Those changes led to the 2018 Amended Agreement.

In accordance with the terms of the 2018 Amended Agreement, Solésence has agreed to produce pilot and production quantities of the Finished Products and the innovation and bridge solution actives, and the parties have agreed to work together in good faith on the development of additional products. Under the 2018 Amended Agreement, Colorescience has agreed to purchase from Solésence, and Solésence has agreed to supply to Colorescience, certain minimum order quantities of the specified products each year for the term of the agreement. If Colorescience does not meet the minimum order quantities set forth in the 2018 Amended Agreement and the failure is not due to a force majeure event or a breach or failure of Solésence to comply with its obligations under the 2018 Amended Agreement, Colorescience may elect to maintain the exclusivity described below by paying Solésence an additional fee within 60 days after the end of the calendar year or, alternatively, the license granted to Colorescience described below may be reduced from exclusive to non-exclusive upon written notice thereof by Solésence. If Colorescience does not intend to meet the minimum order quantities or pay the additional fee in 2019 or a future year, Colorescience must notify Solésence of such intent by September 30th of the applicable year. If timely notice is not provided, Colorescience will be obligated to either meet the minimum order quantity or pay the additional fee for that calendar year. Colorescience is required to submit purchase orders equal to the annual minimum order quantity for innovation solution actives and Finished Products or pay the additional fee in the first 60 days after completion of the calendar year. Colorescience is also required to provide orders to Solésence a minimum of 12 weeks in advance of the requested delivery date.

In connection with the supply arrangements described above, Solésence has granted to Colorescience an exclusive license (with certain exceptions noted in Exhibit F to the 2018 Amended Agreement) to sell, offer to sell, import, market, promote, distribute and use the innovation solution actives, the Finished Products and any Next Gen Products (collectively, the “Exclusive Products”) worldwide in the applicable Exclusive Field, which is defined as (i) with respect to the innovation solution actives, the use in the SPF 50 powder innovation formula for inclusion in environmental protection products which utilize pigmented powder products for use on human skin using a flow-through brush as the applicator (the “Exclusive Application”) and are marketed and sold through any and all channels, and (ii) with respect to the Finished Products and any Next Gen Products, marketing and sales directly or indirectly to end users through medical offices and facilities, and spas and other facilities with which a medical director is associated, and other sales by or on behalf of medical professionals, including through the Internet or directly from a medical professional (the “Professional Channel”). Solésence has also granted to Colorescience a non-exclusive license to sell, offer to sell, import, market, promote, distribute and use the bridge solution active worldwide in all fields. Solésence also granted Colorescience a non-exclusive license to use, for the purpose of promoting and selling the products, certain trademarks specified in the 2018 Amended Agreement.

For as long as Colorescience meets the minimum purchase and payment requirements set forth above, neither Solésence nor any of its affiliates is permitted to directly or indirectly develop, manufacture, market, distribute or sell, or license or grant any third party any rights (including any covenants not to sue) to develop, manufacture, market, distribute or sell: (i) any sunscreens and skincare products, preparations and formulations offering protection from one or more environmental effects that are covered or claimed by, are developed or manufactured using, embody, incorporate, utilize, rely on or arise or benefit from any of the specified Solésence Technology (as defined in the 2018 Amended Agreement) (including, without limitation, any and all Exclusive Products), and which are intended for or are otherwise distributed, marketed and/or sold through the Professional Channel (other than on behalf of Colorescience pursuant to the 2018 Amended Agreement); or (ii) any such products in any channel that (a) utilize the Exclusive Application or (b) contain certain ingredients, in each case except for the limited exceptions set forth in Exhibit F to the 2018 Amended Agreement.

Under the terms of the 2018 Amended Agreement, all Colorescience Technology (as defined therein) and all improvements made by or on behalf of either party to the Colorescience Technology will be owned exclusively by Colorescience. To the extent that Solésence acquires any interest in any improvements to the Colorescience Technology, Solésence has agreed to assign such interest to Colorescience. Any trademarks or copyrights filed by Colorescience on products related to independently created or joint intellectual property will be solely owned by Colorescience. All Solésence Technology and all improvements made by or on behalf of either party to the Solésence Technology will be owned exclusively by Solésence. To the extent that Colorescience acquires any interest in any improvements to the Solésence Technology, Colorescience has agreed to assign such interest to Solésence. Intellectual property rights associated with manufacturing processes that are generally applicable to Solésence’s industry and do not contain or reference Colorescience Technology will be the exclusive property of Solésence, and Solésence is free to use, license, and/or sell such manufacturing processes for any application outside of the Exclusive Application at Solésence’s sole discretion, provided that Colorescience’s rights under the 2018 Amended Agreement are not impaired by such use, license, or sale. All intellectual property rights developed, created, generated, conceived, authored or reduced to practice jointly by employees or contractors of Colorescience or its affiliates on the one hand, and employees or contractors of Solésence or its affiliates on the other hand (“Joint IP”), will be jointly owned by Colorescience and Solésence, and Colorescience will have the exclusive right to market, distribute and sell products covered under Joint IP (“Joint Products”). During the term of the 2018 Amended Agreement and subject to the terms of the agreement, Solésence will have the exclusive right to manufacture Joint Products for all applications, including for Colorescience for use within the Exclusive Field, as well as the exclusive, royalty free right to sell products using the Joint IP for any application outside of the Exclusive Field. If, however, Colorescience’s cumulative purchases of a Finished Product exceed 300,000 units, Colorescience will become the sole owner of all Joint IP and all intellectual property rights and Solésence’s interest therein, including to the formula, related to that Finished Product. Each party has also agreed to keep confidential information and data relating to, among other things, the other party’s business, intellectual property and technology.

The 2018 Amended Agreement will remain in force for an initial 12-year term through May 15, 2030 (the “Expiration Date”), which term is renewable for up to two additional five-year terms by mutual agreement of the parties. The 2018 Amended Agreement may also be terminated prior to the Expiration Date by (i) Colorescience with 120 days’ notice to Solésence if Colorescience discontinues its Innovation SPF 50 Powder Sunscreen for any reason; (ii) Colorescience if Solésence fails to timely supply products ordered by Colorescience (a) for more than 60 days and such failure was not due to a force majeure event or a breach or failure of Colorescience to comply with its obligations under the 2018 Amended Agreement, or (b) for more than 6 months and such failure was due to a force majeure event, or if Solésence otherwise materially breaches any of the provisions of the 2018 Amended Agreement and such breach is not cured within 75 days after Colorescience gives written notice of such breach to Solésence; (iii) Colorescience immediately with respect to any product that any governmental or regulatory agency determines to be unsafe or otherwise prohibits Colorescience from marketing or selling; (iv) Colorescience if any products violate or infringe any third party intellectual property or other proprietary rights or if any of the Solésence Technology is adjudicated to be void, invalid or unenforceable; or (v) Solésence if Colorescience (a) fails to meet the payment terms set forth in the 2018 Amended Agreement and such failure is not cured within 60 days, (b) becomes insolvent or declares bankruptcy, or (c) otherwise materially breaches the 2018 Amended Agreement and such breach is not cured within 75 days after Solésence gives written notice of such breach to Colorescience (Solésence can then terminate within 60 days of written notice to Colorescience).

The foregoing description of the 2018 Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the 2018 Amended Agreement, which is filed, with confidential portions redacted, as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)          Exhibits:

The following items are filed as exhibits to this Current Report on Form 8-K:

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1*	Joint Development & Supply Agreement, dated December 12, 2016, by and between Solésence, LLC and Colorescience Inc.

10.2*	Amended and Restated Joint Development & Supply Agreement, executed by Solésence, LLC on May 18, 2018, by and between Solésence, LLC and Colorescience Inc.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2018

NANOPHASE TECHNOLOGIES CORPORATION

By:	/s/ Jess Jankowski
Name: Jess Jankowski
Title: President & Chief Executive Officer